Exhibit 99.1

CONSENT OF CREDIT SUISSE SECURITIES (CANADA), INC.

Encana Corporation

500 Centre Street SE

Calgary, Alberta, Canada T2G 1A6

Attention: Board of Directors

RE:    Joint Proxy Statement / Prospectus (“Joint Proxy Statement / Prospectus”), which forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) of Encana Corporation (“Encana”), relating to the proposed transaction between Encana and Newfield Exploration Company

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated October 31, 2018 to the Board of Directors of Encana as Annex B to the Joint Proxy Statement / Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement / Prospectus under the headings “SUMMARY—Opinions of Encana’s Financial Advisors,” “THE MERGER—Background of Merger,” “THE MERGER—Recommendation of the Encana Board and Reasons for the Merger,” “THE MERGER—Certain Encana Unaudited Prospective Financial and Operating Information,” and “THE MERGER—Opinions of Encana’s Financial Advisors.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is reąuired under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

Dated: December 4, 2018

/s/ CREDIT SUISSE SECURITIES (CANADA), INC.